SECURITY DEVICES INTERNATIONAL INC. EXPANDS BOARD AND FINANCIAL CAPABILITIES

Company Reports Positive Results of Testing on the Effectiveness of its Chemical Irritant Rounds

WAKEFIELD, MA / July 15, 2019 / Security Devices International Inc. ("SDI" or the “Company”) (OTCQB: SDEV)(CSE: SDZ), a non-lethal technology company that recently began U.S. deliveries of its breakthrough non-lethal personal security device, the Byrna™ HD, announced the expansion of its Board of Directors and an addition to its management team. Dean Thrasher, who has been a director since 2013, has stepped down from the Board to pursue other ventures. “The Company is grateful for Dean’s years of service” stated Bryan Ganz, the Company’s CEO. “We will miss him and wish him the best in his new endeavors.” Three new independent directors have been elected to the Board: William B. Richards, Beatrice Mitchell, and Herbert Hughes. “We are very excited that our new independent directors have agreed to join the Board,” continued Ganz. “The addition of Bill, Bea and Herb gives us depth and breadth of experience as well as independent guidance. Their financial expertise and business backgrounds will help guide and support our entry into the consumer market and what we anticipate will be a period of great demand and rapid growth for non-lethal weapons and munitions.”

Bill Richards, the Managing Partner of WBR Advisors LLC is a seasoned investment professional with over 40 years of experience in the global financial industry. He serves as an Independent Board Director and/or Senior Advisor to a range of organizations, both in the not-for-profit and for-profit arenas. His Wall Street career began in 1973 at Donaldson, Lufkin and Jenrette. He has a long-history of involvement within the hedge fund community, which began in 1983 when he met Julian H. Robertson Jr. of Tiger Management. He has lectured at the University of Virginia, Yale University, Harvard University and I.E. University in Madrid, Spain. Bill serves on the Board of the Jamestown Foundation, which is widely considered one of the best resources on Terrorism and Russia. Bill was a U.S. Army Infantry Lieutenant in Vietnam and speaks Vietnamese. He is Co- Chairman of the Governors’ Council of the Cerebral Palsy Alliance Research Foundation in New York City and an " Honorary Angel " of 100 Women in Hedge Funds. Bill was a Trustee of the Episcopal Academy in Newtown Square, Pennsylvania.

Beatrice Mitchell is a Co-Founder and Managing Director of Sperry, Mitchell & Company, one of the oldest and most active independent M&A advisory firms in the United States. She also co-owns Percival Scientific, a leading Iowa-based manufacturer of biological incubators and plant growth chambers. Bea is a graduate of Yale University and the Columbia Graduate School of Business, and has been a regular lecturer at the Columbia Business School, New York University and the University of Virginia. She has been widely quoted in the financial and business press and is the co-author of The Complete Guide to Selling or Merging Your Business. Beatrice was recognized in 2016, 2017 and 2019 as one of The Most Influential Women in Mid-Market M&A by Mergers & Acquisitions. She is also on the Board of Managers at Haverford College (Finance, External Affairs and Nom and Gov. Committees), and serves on the Boards of the InterSchool Orchestras of New York (Executive and Finance committees), The Institute for Career Development (Executive, Finance, Audit committees), Off The Record and The Cosmopolitan Club, and has been involved with many capital campaigns.

Herbert Hughes has over 30 years of experience in the financial industry as well as advising and running companies in a diverse range of businesses. Herb began his career as a trader at Kidder Peabody, then ran his own hedge fund, and served as the head of derivatives and risk management for the Bass brothers, among other positions. Currently he is the CFO of Wormhole Labs, a tech company in the augmented reality, esports, and gaming industries that combines elements of Augmented Reality, Global Commerce, Crowdsourcing, Augmented Search, Live Interactive Streaming, Messaging, Location Based Services and Integrated Social Networking with an integrated payment system. He is also a Managing Director of HHM Capital which provides bespoke investment banking and advisory services to ultra-high net worth individuals and families. Herb is a graduate of Harvard College. “I’ve known Herb for over 30 years,” noted Ganz. He’s the smartest guy I know, and I’m thrilled that he’s agreed to join the SDI Board.”

In addition to the new Board members, the Company announced that it has hired Stan Baumgartner, an MBA and CPA with over 30 years of experience in the finance and accounting departments of public and private manufacturing companies at various stages of their growth curves. It is anticipated that Stan will transition into the role of full time Chief Financial Officer as soon as the financial statements and related regulatory filings for the quarter ending May 31, 2019 have been completed and responsibilities can be transferred. Stan most recently served as the Chief Financial Officer of SIG Sauer, a preeminent defense and commercial markets enterprise which supplies the US Army, the Navy SEALS, the Department of Homeland Security, and law enforcement and military agencies, both domestically and internationally. Prior to working at SIG Sauer, Stan served as CFO of the Pall Industrial Group and at Henkel, a German based multinational chemicals producer, where he served in a number of progressive roles including VP Finance Asia Pacific, stationed in Hong Kong. Earlier in his career Stan served as a Captain in the US Army Corps of Engineers, as an auditor with Deloitte & Touche, and as a strategic consultant with Booz Allen & Hamilton. Stan’s undergraduate degree is from Georgia Tech and he received his MBA from Harvard Business School.

The Company also announced the results of recent tests on the effectiveness of certain of its chemical irritant self-defense projectiles, which testing was undertaken following a complaint from one user that he had received an ineffective round. “As soon as we heard there was a possible issue we advised all customers not to rely on the rounds for self-defense pending results of an inquiry and shipped free replacement rounds to all customers,” explained Ganz. While the Company found no problem with the Byrna Black rounds originally provided, the testing process led to some refinement of the Byrna Black formulation. These changes have made the rounds even more effective. “They are faster acting, longer lasting, and have an even greater deterrent effect,” Ganz elaborated. “I personally witnessed some of the testing and I would not want to be a would-be assailant hit with our rounds.” The Company sells the Byrna HD in the United States on its e-commerce site and in South Africa through Dave Sheer Guns.

About Security Devices International

Security Devices International, Inc. (CSE: SDZ) (OTCQB: SDEV) is a technology company specializing in the areas of Personal Security Devices, Military, Law Enforcement, Corrections, and Private Security. The Company develops and manufactures innovative, less lethal equipment and munitions. For more information on SDI, please visit the corporate website here or the company’s investor relations site here.

About the Byrna™ HD Personal Security Device

The Byrna™ HD is a disruptive new non-lethal device aimed at the home defense and personal security markets. Its small size (similar to popular lethal handguns on the market today), ease of obtaining, ease of carry, effectiveness in deterring or stopping an intruder, and accessible price point should be appealing to individuals who want protection, but either don't want the hassle of obtaining a gun license or don't want the risk of having a hand gun in their home, as well as to gun enthusiasts who appreciate a precision piece of equipment and want something in their collection that is both effective and non-lethal.

The Byrna™ HD comes with multiple easily reloadable magazines that can hold five .68 caliber highly effective payload rounds designed to burn an assailant’s eyes and respiratory system upon contact. The Byrna also comes with inert and impact rounds that can be used for training. Accurate up to 60 feet, the Byrna™ HD is fitted with a picatinny rail that allows owners to mount either a laser sight or flashlight making it easy for novices to fire it accurately. The Byrna™ HD provides homeowners, women, retirees, and others whose work or daily activities may put them at risk of being a victim with easy access to an effective, non-lethal way to protect themselves and their loved ones from threats to their person or property. It also is ideal for boaters, truckers, RV owners, campers and gun enthusiasts around the world. For more information on the Byrna HD please click here.

The Byrna HD is not a “firearm” under federal law. State laws and local ordinances may regulate its possession, use, and carry in certain localities.

Forward Looking Statements

This news release includes certain “forward looking statements” reflecting management’s current expectations of future events including, without limitation, management’s expectations concerning the consumer market, demand for, and growth of the non-lethal weapons and munitions industry, the contributions of its new directors and officers, the appeal, market, ease of obtaining, marketability, and effectiveness of the Byrna HD and the Byrna Black projectiles, and the Company’s upcoming financial filings and implementation of the management and board changes. These statements involve risks and uncertainties, and actual results may differ from current expectations. Risks and uncertainties include without limitation: design flaws; implementation of design changes, production problems or changes that cause manufacturing or shipping delays, quality problems, cost overruns; the transition of production to a new facility and training of new personnel, the testing process and reports of testing on the Byrna Black rounds, other issues related to the formulation or effectiveness of the Company’s rounds, the Company’s dependence in part or in whole on the performance of third parties including those located outside the United States in connection with sourcing of components, distribution and resale, and logistic and assembly services; the dependency of the Company on proprietary and other intellectual property, which may not be available to the Company on commercially reasonable terms or at all; the impact of unfavorable legal proceedings, including intellectual property disputes; the impact of state and local laws and regulation or changes to laws and regulations including licensing, registration, and certification laws related to sale, possession or use of Byrna products or pepper-based defense products; the ability of the Company to manage risks associated with its activities at a manageable cost, including complying with applicable laws and regulations, and renewing and maintaining adequate insurance; implementation of the company’s new accounting software, integration of new personnel, and competition from less expensive or superior products that may be developed. Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Contact
Bryan S. Ganz
President and CEO
781-420-1428
bryan@byrna.com